Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ALLERGY IMMUNO TECHNOLOGIES, INC.



      The undersigned, for the purpose of establishing a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the 1967 Delaware Code, and known as the "General Corporation Law of the State of Delaware"), does make and file this Certificate of Incorporation in writing and does hereby certify as follows, to wit:

      FIRST: The name of the corporation (hereinafter called the Corporation) is ALLERGY IMMUNO TECHNOLOGIES, INC.

      SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The nature of the business or purposes to be conducted or promoted by it is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is TWENTY MILLION ONE HUNDRED THOUSAND (20,100,000) shares, TWENTY MILLION of which shall be of a class designated as Common Stock with a par value of ONE-TENTH OF ONE CENT ($0.001) per share and ONE HUNDRED THOUSAND of which shall be of a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time by the Corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

     1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following, but in no other, respects:

         (a) The rate of dividend which the Preferred Stock of any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.

         (b) The right or obligation, if any, of the corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the corporation, if any, to reissue any such shares after the same shall have been redeemed.

         (c) The amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the voluntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation.

         (d) The right, if any, of the holders of Preferred Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.

         (e) The voting power, if any, of the holders of Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.

         (f) The terms of the sinking fund or fund of a similar nature, if any, to be provided for the Preferred Stock of any such series.

     The description and terms of the Preferred Stock of each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issue of the original shares of each such series.

     2. In case the stated dividends and the amounts payable on liquidation, distribution or sale of assets, dissolution or winding up of the corporation are not paid in full, the shareholders of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.

     3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding, the annual rate fixed for each particular series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends referred to in this Subdivision 3.

     4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the corporation is obligated to retire shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.

     5. In the event of any liquidation, distribution or sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of each share of the Preferred Stock, computed at the annual dividend rate for the series of which the particular share is a part from the date on which dividends on such share became cumulative to the date fixed for such distribution or payment less the aggregate amount of all dividends theretofore and on such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

     6. Subject to the powers, preferences and rights and the qualifications, limitations and restrictions thereof, with respect to each class of capital stock of the corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the corporation.

     FIFTH:  The name and mailing address of the incorporator is as follows:

                  William M. Curtis     One Newport Place
                                        Suite 700
                                        Newport Beach, CA 92660

     SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, further provided:

     1. The number of directors of the Corporation shall not be less than three nor more than twelve, the exact number within said limits to be fixed from time to time by a vote of a majority of the directors then in office. In case of any vacancies, by reason of an increase in the number of directors, resignation or otherwise, directors to fill such vacancies shall be elected by a majority of the directors then in office, and any such director so elected shall hold office until the next succeeding annual election of stockholders.

     2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

         (a) To make, alter, amend, and repeal Bylaws, subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors.

         (b) Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any . right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

         (c) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property.

         (d) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

         (e) To fix from time to time the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose.

         (f) To establish bonus, profit-sharing or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

         (g) By resolution passed by a majority of the whole Board to designate one or more committees to consist of three or more directors of the Corporation which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be stated in the By-Laws of the Corporation or as determined from time to time by resolution adopted by the Board of Directors. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the Corporation.

     3. Any director or any officer elected or appointed by the stockholders, or by the Board of Directors, may be removed at any time in such manner as shall be provided in the By-Laws of the Corporation.

     4. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat at authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

     Any contract, transaction or act of the Corporation or of the directors., which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Certificate of Incorporation, of the Corporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

     5. Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

     6. If the By-Laws so provide, the stockholders and Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of Delaware, outside of said State at such place or places as may from time to time be designated by them.

     7. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any courts of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.

     If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     8.  Elimination of Certain Liability of Directors.  A director of the
         ---------------------------------------------
corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     9.  Indemnification and Insurance.
         -----------------------------

         (a) Right to Indemnification. Each person who was or is made a party or
             ------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defend-ing any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of
             -------------------------------
this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) Non-Exclusivity of Rights. The right to indemnification and the
             -------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) Insurance. The Corporation may maintain insurance, at its expense,
             ---------
to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article SEVENTH.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby further certify that the facts hereinabove stated are truly set forth and accordingly have hereunto set my hand and seal.


Dated: October 27, 1986                ________________________
                                       WILLIAM M. CURTIS

                                 Exhibit 3.1.1

                               STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


      ALLERGY IMMUNO TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the

"Corporation").

      DOES HEREBY CERTIFY:

      FIRST, that resolutions were duly adopted by the Board of Directors of the

Corporation setting forth a proposed amendment of the Certificate of

Incorporation of the Corporation, declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation.  The resolution setting forth the proposed amendment as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "IV" to increase the number of shares of stock which the Corporation shall have authority to issue from TWENTY MILLION ONE HUNDRED THOUSAND (20,100,000) shares to FIFTY MILLION ONE HUNDRED THOUSAND (50,100,000) shares, FIFTY MILLION of which shall be of a class designated as Common Stock with a par value of ONE-TENTH OF ONE CENT ($.001) per share and ONE HUNDRED THOUSAND of which shall be of a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share.

     SECOND:   That, thereafter, the stockholders of the Corporation approved the amendment at the Annual Meeting of Stockholders duly called and held, upon notice to the stockholders of the Corporation in accordance with said
     Section 228 of the General Corporation Law of the State of Delaware.

                                  Exhibit 3.2

                                     BYLAWS

                                       OF

                          ALLERGY IMMUNO TECHNOLOGIES,
                            (a Delaware corporation)


                                   ARTICLE I

                                    Offices

      1. The principal office of the corporation shall be at 229 South State Street, in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Inc.

      2. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation may require.


                                   ARTICLE II

                             Stockholders' Meeting

      1. The annual meeting of the stockholders of the corporation shall be held at the offices of the corporation in the City of Newport Beach and State of California, or at such other place within or without the State of California as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. The annual meeting of stockholders shall be held on the 15th day of the sixth month after the close of this corporation's fiscal year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday) at 3:00 o'clock P.M. or on such other date or time as may be determined by the Board of Directors.

          If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

     2. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be designated in the notice of said meetings, upon call of the Board of Directors, and shall be called by the Chairman of the Board or the President or the Secretary at the request in writing of the stockholders owning of record at least twenty-five percent of the issued and outstanding capital stock of the corporation entitled to vote thereat.

      3. Notice of the purpose or purposes and of the time and place within or without the State of Delaware of every meeting of stockholders shall be given by the Chairman of the Board or the President or the Secretary or an Assistant Secretary either personally or by mail or by telegraph or by any other lawful means of communication not less than ten nor more than fifty days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute no publication of any notice of meeting of stockholders shall be required to be given any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive notice in writing or by telegraph, cable, radio, or wireless either before or after of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

      4. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by statute or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

      5. Meetings of the stockholders shall be presided over by the Chairman of the Board. If there shall be no Chairman of the Board or if he is not present, meetings of stockholders shall be presided over by the President. If either of such officers are not present, meetings of the stockholders shall be presided over by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

      6. Except as otherwise provided in the Bylaws, the Certificate of Incorporation, or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote on shares of stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these Bylaws, all matters coming before any meeting of the stockholders shall be decided by a plurality vote of the stockholders of the corporation present in person or by proxy at such meetings and entitled to vote thereat, a quorum being present. At all elections of directors the voting may but need not be by ballot and a plurality of votes cast thereat shall elect.

      7. A complete list of the stockholders entitled to vote at the ensuing election of directors, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the Secretary or other officer of the corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at a place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

      8. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office become vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

                                  ARTICLE III

                                   Directors

      1. The property, affairs and business of the corporation shall be managed by its Board of Directors consisting of not less than three (3) nor more than twelve (12) persons. The exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of the Board of Directors. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders by plurality vote and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. Directors need not be stockholders.

      2. Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board or the President or a majority of the directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without prior notice if all of the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

      3. A majority of the members of the Board of Directors then acting, but in no event less than three (3) directors, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

      4. In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise except insofar as otherwise provided in these Bylaws, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

      5. At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

      6. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

      7. Directors may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a like fixed sum and expenses of attendance for attending committee meetings.

                                   ARTICLE IV

                                    Officers

      1. The officers of the corporation shall be chosen by the Board of Directors at its first meeting after the election of the directors by the stockholders and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. From time to time the Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any number of offices, except the offices of President and Secretary, may be held by the same person. The Chairman of the Board, if such office exists, shall be chosen from among the directors.

      2. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

      3. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of the corporations in which the corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities, in which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

                                   ARTICLE V

                               Duties of Officers

      1. The Chairman of the Board shall chair the meetings of the Board of Directors and shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors and shall preside at all meetings of the stockholders and Board of Directors.

      2. The President shall be chief executive officer of the corporation and as such shall have general and active direction of the management and supervision of the business operations of the corporation subject to any limitations imposed by the Board of Directors. He shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors and shall in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board of Directors.

      3. During the absence or disability of the President, the Vice Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

      4. The Treasurer shall have the custody of all the funds and securities of the corporation. When necessary or proper he shall endorse on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank, or banks, or depositories as may be designated by the Board of Directors, or by any officer acting under authority conferred by the Board of Directors. He shall enter regularly in books to be kept for the purpose a full and accurate account of all monies received and paid by him on account of the corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall at all reasonable times exhibit his books and accounts to any director of the corpora-tion upon application at the office of the corporation during business hours and he shall perform all things incident to the position of Treasurer, subject to the control of the Board of Directors. He shall give bond for the faithful discharge of his duties if the Board of Directors so require. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

      5. The Assistant Treasurers, in the order of their seniority, shall, in the absence of or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

      6. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for other committees when so required. He shall give, or cause to be given, notice of all meetings of stockholders and the Board of Directors and of committees and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation and affix the same to any instrument whose execution has been authorized. He shall be sworn to the faithful discharge of his duties. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

      7. The Assistant Secretaries, in the order of their seniority, shall, in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

      8. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any director or any other person whom it may select.

                                   ARTICLE VI

                             Certificates of Stock


      1. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board may from time to time prescribe.

          Except as otherwise required by law, transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

      The certificates of stock shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

     2. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may f ix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          If no record date is fixed:

          The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

      3. No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

      4. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

      5. The books, accounts and records of the corporation, except as may otherwise be required by statute, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the books, accounts and records of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record of the corporation except as conferred by statute or by resolution of the Board of Directors.

                                  ARTICLE VII

                                 Corporate Seal

      The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and its state of incorporation, and in the center shall be inscribed the words, "Corporate Seal".

                                  ARTICLE VIII

                                   Amendments

      The Bylaws of the corporation shall be subject to alteration, amendment or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, provided that notice of such proposed action shall have been given in the call for the meeting, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board of Directors.